EXHIBIT 10.2
Standard Proposal to Lease

Location:	Rowland Heights, California
Date:	May 12, 2005
1	Lessee. Nara Bank

Lessor. Young Oho

2.	Premises. The Premises which are the subject of this proposal are located in the County of Los Angeles, State of California, commonly known as 1709 S. Nogales Street, Rowland Heights #201, and described as approximately 1,036.5 square feet on the 2nd floor (Gross rentable area of the building is approximately 12,343.5 square feet).

3.	Broker. N/A

4.	Term. The term of the lease shall be thirty-six (36) months and shall begin on May 15, 2005 and shall end on May 14, 2008. Lessee shall be granted two options of three (3) years each. In order to exercise the options, tenant shall notify the lessor in writing at least ninety (90) days prior to the end of the current lease.

5.	Rent.
6.1	Monthly rent during the initial lease term shall be $2,383.95 + NNN payable, in advance, on the fifteenth (15th) day of each month of the term hereof. Rent shall be raised by the Consumer Price Index (“C.P.I.”) every year with a minimum of 2% and a maximum of 4% (e.g., if C.P.I. is 3%, then rent shall by $2,455.47 after one year).

6.2	During option period, rental rate shall be equivalent to the last month of the prior term and adjusted annually by CPI with a minimum of 2% and a maximum of 4%.

6.3	On execution of lease, Lessee shall pay to Lessor $3,500.00 representing rent for last month of term.

6.4	if the rent is not paid within 10 days of due date (fifteenth of each month), five percent (5%) late charge, shall be assessed.
6.	Security Deposit. None.
Total monies due upon execution of Lease (first and last month rent):
$3,039.71 + $3,500.00 = $6,539.71
7.	Agreed Use. The Premises shall be used for office space.

8.	Possession and Condition of Premises. Lessor warrants that the Premises, without regard to the purpose for which Lessee will use them, do not violate any covenant or restriction of record or any applicable governmental requirement. If Lessee is not already in possession, Lessor shall deliver the Premises on May 15, 2005 broom clean and free of debris with the plumbing, lighting, heating, ventilating and air conditioning, and loading doors in good operating condition, Subject to the preceding two sentences,, Lessee accepts the Premises in an “AS IS” condition and in its present condition.

9.	Maintenance and Repairs. The foundations, exterior walls, and exterior roof shall be maintained by Landlord and Premises shall be maintained by Lessee. Lessee shall repair and maintain all other parts of the Premises.

10.	Insurance.

11.1	Property Insurance (i.e., all perils included within the classification of fire and extended coverage, vandalism, and malicious mischief — see paragraph 11.3 for a more detailed description) shall be paid for by Lessor.

11.2	Liability insurance naming Lessee and Lessor as co-insured or “additional insured” shall be paid by Lessee.

11.3	Property insurance — Building and improvements.
(a)	Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with toss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount, shall not exceed $1,000 per occurrence.

(b)	Lessee’s improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

11.	Proportion and Share of Expenses. Lessee shall pay its proportionate share of 8.40% of the operating expenses, including, real property taxes, insurance, maintenance, and security costs.

12.	Assignment & Subletting. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s written consent, which consent shall not be reasonably withheld. Lessee may assign or sublet the Premises, or any portion thereof, without Lessor’s consent, or any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises provided that before such assignment shall be effective, (a) said assignee shall assume, in full, the obligations of Lessee under this Leases and (b) Lessor shall be given written notice of such assignment and assumption.

13.	No Broker Representations. Lessor and Lessee acknowledge that Broker has made no representations or warranties regarding the physical condition of the Premises, or its suitability for Lessee’s intended, use, and that neither Party has made any representations or warranties to the other (except as expressly set forth in this proposal) and that Lessor and Lessee are relying upon their own independent investigations in making or accepting this offer.

14.	Attorneys’ Fees. Should litigation arise between Lessor and Lessee, the prevailing party shall be entitled to reasonable attorneys’ fees.

15.	Addendum. Any Addendum attached hereto is hereby incorporated in this proposal by this reference.

Addendum attached:	☐ Yes (Paragraphs through )

☐ No
LESSEE HAS READ, AND FULLY UNDERSTANDS THE FOREGOING AND ACKNOWLEDGES RECEIPT OF A COPY HEREOF.

THIS PROPOSAL IS NOT BINDING ON EITHER PARTY. IT IS INSTEAD INTENDED TO FACILITATE NEGOTIATIONS BETWEEN THE PARTIES. THE PARTIES SHALL NOT BE OBLIGATED TO LEASE THE PREMISES UNTIL BOTH HAVE SIGNED A MUTUALLY AGREEABLE LEASE AGREEMENT.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS PROPOSAL OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS TRANSACTION.

LESSEE:

DATED:	6/22/05	Timothy Chang

By /s/ Timothy Chang

Street Address

City, State, Zip

Telephone
16.	Lessor’s Acceptance. Lessor accepts the foregoing proposal to Lease the Premises and authorizes Broker to communicate to Lessee Lessor’s acceptance hereof and to deliver an executed copy of this Agreement to Lessee.

LESSOR:

DATED:	Young H. Cho

By /s/ Young H. Cho

Street Address

City, State, Zip

Telephone

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